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                                                                    EXHIBIT (11)
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                   COMPUTATION OF EARNINGS PER COMMON SHARE


  The details of the computation of earnings per common share are disclosed in the Consolidated Statements of Earnings for the Three Months and Six Months Ended June 30, 1996 and 1995 (unaudited) contained in the Quarterly Report on Form 10-Q of the registrant for the quarter ended June 30, 1996.